Exhibit 22.1

IQVIA Inc.

Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize a Registrant’s Securities

The following entities are, as of the date of the filing of the registration statement of which this exhibit is a part, guarantors of IQVIA Inc.’s (the “Issuer”) 5.700% Senior Secured Notes due 2028 and 6.250% Senior Secured Notes due 2029 (the “Senior Notes”), of which IQVIA Holdings Inc. (the direct parent of the Issuer, and together with the entities listed below, the “Guarantors”) is also a guarantor. The Senior Notes are secured on a pari passu basis with the Issuer’s senior secured credit facilities, on a first-priority basis (subject to permitted liens), by substantially all of the tangible and intangible assets (subject to certain exceptions) owned by the Issuer and the Guarantors and certain other future indebtedness of the Issuer and the Guarantors:

Entity	State or Other Jurisdiction of Incorporation or Organization	Role

IQVIA Inc.	Delaware	Issuer
IQVIA Holdings Inc.	Delaware	Guarantor
Benefit Holding, Inc.	North Carolina	Guarantor
BuzzeoPDMA LLC	Delaware	Guarantor
Data Niche Associates, Inc.	Illinois	Guarantor
IMS Software Services Ltd.	Delaware	Guarantor
Innovex Merger Corp.	North Carolina	Guarantor
Intercontinental Medical Statistics International, Ltd.	Delaware	Guarantor
IQVIA BioSciences Holdings, LLC	Delaware	Guarantor
IQVIA Biotech LLC (f/k/a Novella Clinical LLC)	Delaware	Guarantor
IQVIA Chinametrik Inc.	Delaware	Guarantor
IQVIA Commercial Finance Inc.	Delaware	Guarantor
IQVIA Commercial India Holdings Corp.	Delaware	Guarantor
IQVIA Commercial Trading Corp.	Delaware	Guarantor
IQVIA CSMS US Inc.	Delaware	Guarantor
IQVIA Government Solutions Inc.	Delaware	Guarantor
IQVIA Medical Communications & Consulting, Inc.	New Jersey	Guarantor
IQVIA Medical Education Inc.	New York	Guarantor
IQVIA Pharma Inc.	North Carolina	Guarantor
IQVIA Pharma Services Corp.	North Carolina	Guarantor
IQVIA Phase One Services LLC	Kansas	Guarantor
IQVIA RDS Asia Inc.	North Carolina	Guarantor
IQVIA RDS Inc.	North Carolina	Guarantor
IQVIA RDS Latin America LLC	North Carolina	Guarantor
IQVIA Trading Management Inc.	Delaware	Guarantor
IQVIA Transportation Services Corp.	Delaware	Guarantor
Med-Vantage, Inc.	Delaware	Guarantor
Outcome Sciences, LLC	Delaware	Guarantor
Q Squared Solutions Holdings LLC	Delaware	Guarantor
Q Squared Solutions LLC	North Carolina	Guarantor
QCare Site Services, Inc.	North Carolina	Guarantor
RX India, LLC	Delaware	Guarantor
Targeted Molecular Diagnostics, LLC	Illinois	Guarantor
ValueMedics Research, LLC	Delaware	Guarantor
VCG&A, Inc.	Massachusetts	Guarantor
VCG-BIO, INC.	Delaware	Guarantor